Exhibit 99.1

PROPOSAL 2 - APPROVAL OF R1 RCM INC. THIRD AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Overview of Amendment

We are asking you to approve the proposed R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the Accretive Health, Inc. Second Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). Our board of directors has adopted, subject to stockholder approval, the Amended Plan on March 23, 2021, which authorizes the issuance of an additional 9.6 million shares pursuant to stock options, awards of restricted stock, restricted stock units (“RSUs”), performance awards, stock appreciation rights and other stock-based awards (collectively, the “awards”).

The Amended Plan would implement the following material changes to the 2010 Plan, subject to our stockholders’ approval:

•Increase the number of shares of our common stock that may be authorized for grants pursuant to awards under the 2010 Plan by 9.6 million shares. As of March 3, 2021, approximately 4,997,606 shares remain available for future grants under the 2010 Plan.

•Clarify that dividend equivalents are subject to the same restrictions on transfer and forfeitability as the awards with respect to which they relate and will not be paid unless and until such awards have vested and been earned.

•Reflect a change in the Company’s name from Accretive Health, Inc. to R1 RCM Inc.

•Remove certain provisions relating to Section 162(m) of the Internal Revenue Code, as discussed below under “Federal Income Tax Consequences—Certain Tax Code Limitations on Deductibility.” These provisions (including a list of specific performance goals, a limit of 3,000,000 shares of our common stock that could be subject to awards granted to an individual participant in any calendar year and certain related provisions) were originally intended to comply with the performance-based compensation exception of Section 162(m). However, in 2017, the Tax Cuts and Jobs Act amended Section 162(m) to remove this exception; as a result, compliance with the Section 162(m) performance-based compensation exception requirements is no longer applicable and these provisions were removed from the Amended Plan. These changes do not increase the types of awards that may be granted under the Amended Plan and we still will be permitted (but not required) to grant awards under the Amended Plan that are subject to the achievement of performance goals.

Equity awards are an important component of R1’s executive compensation program. Over the last several years, R1’s equity grants have supported strong performance in a number of areas including:

•Outstanding share price growth.

•The hiring and retention of an experienced and talented executive leadership team.

•Strong operating and financial performance, including new client acquisition, superior revenue growth, and consistent growth in EBITDA.

As of March 3, 2021, R1 had 4,997,606 shares remaining in its share reserve under the plan, which may not be enough to fund grants in 2022 and beyond. Replenishing the management share reserve is critical to R1’s continued success. Equity awards:

•Help retain executives, employees, and independent directors, and enable R1 to continue to attract top talent to the company.

•Focus executives and employees on long-term shareholder returns, and link executive compensation to shareholder performance.

•Reward promotions and top performers.

•Represent a cash-, accounting-, and tax-efficient form of compensation.

In determining the number of additional shares to be authorized for issuance under the Amended Plan, our board of directors considered, among other things, our hiring plans and expected number of employees and directors, our historical share usage under the 2010 Plan, our current overhang in shares issuable with respect to outstanding awards, the existing terms of such outstanding awards, market practices with respect to typical share reserve and equity award levels, and assumptions regarding stock option exercise activity and forfeiture rates.

We believe that the potential dilution that may result from the Amended Plan is reasonable and aligned with market for a company of our size and in our industry. In addition, we believe that the benefits to our stockholders resulting from equity award grants to our employees, including alignment with shareholders and mitigation of inappropriate risk taking, outweigh the potential dilutive effect of grants under the Amended Plan. Our board of directors believes that paying a portion of variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of employees with those of our stockholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

Although references within this Proposal No. 2 will include both material and non-material amendments to the Amended Plan, when you are asked to vote on the “Amendment” pursuant to Proposal 2, it is only these material items that will be subject to stockholder approval. The amendment and restatement also provides for certain other non-material amendments to the 2010 Plan (the “Administrative Items”). These Administrative Items may be implemented without stockholder approval, and have been reflected in the Summary of the Amended Plan below to provide a description of the Amended Plan as it will exist following the amendment and restatement to the 2010 Plan.

Share Information

As of March 3, 2021, the 2010 Plan had 13,016,319 shares subject to currently outstanding awards including 7,494,724 shares subject to outstanding RSUs and performance-based restricted stock units (“PBRSUs”) and 5,521,595 outstanding options with a weighted average remaining term of 6 years and a weighted average exercise price of $3.19 and 4,997,606 shares available for future issuances.

Summary of the Amended Plan

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix A.

Stock Available for Awards

Authorized Number of Shares. Up to 55,974,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Amended Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our 2010 Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”)).

Share Counting. The Amended Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of awards under the Amended Plan; provided, however, that (i) any awards that may be settled only in cash shall not be so counted and (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Amended Plan. The Amended Plan also provides that shares of our common stock delivered to us by a participant to (i) purchase shares of common stock upon exercise of an award or (ii) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of awards. The Amended Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an award shall not increase the number of shares available for future grant of awards.

Reacquired Shares. If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such award shall again be available for the grant of awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Amended Plan shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.

Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended 2010 Plan. Substitute awards shall not count against the overall share limit of the Amended Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified share price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Amended Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a non-statutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Amended Plan will be no more than 10 years from the date of grant.

Restricted Stock and RSU Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant awards known as RSUs that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any RSUs. A grant of RSUs may provide the recipient with a right to receive dividend equivalents subject to the same restrictions on transfer and forfeitability as the awards with respect to which they relate and any such dividend equivalents will not be paid unless and until the underlying RSUs have vested and been earned.

Other Stock-Based Awards. Under the Amended Plan, our board of directors has the right to grant other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based Awards. Other stock-based awards may be available as a form of payment in the settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or cash, as our board of directors determines.

Performance Awards. Awards granted under the Amended Plan may be subject to achievement of performance goals (a “performance award”). The performance goals to be achieved during a performance period shall be determined by the board of directors upon the grant of each performance award.

Certain Award Terms

Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Amended Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new awards under the Amended Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any). No option or stock appreciation right granted under the Amended Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.

Minimum Vesting; Limitations on Acceleration. No Award may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to awards granted to non-employee directors or (ii) in addition to awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan. In addition, the Amended Plan prohibits our board of directors from amending any award to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) upon the death or disability of the recipient, (ii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iii) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the 2010 Plan. In addition, the board of directors may provide, at any time and for any reason, that any award shall become immediately exercisable in whole or in part, free from some or all of the restrictions and conditions applicable to such award or otherwise realizable in whole or in part, as the case may be, solely to the extent required by an agreement, obligation or applicable law.

Eligibility to Receive Awards; Plan Benefits

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under Amended Plan. The amount and timing of all awards under the Amended Plan will be determined in the sole discretion of our board of directors or a committee thereof and therefore cannot be determined in advance. As of March 3, 2021, there were approximately 20,900 employees, 5 officers, 9 directors, and 1,400 consultants and advisors eligible to receive awards under the Amended Plan. As of March 3, 2021, approximately 300 employees, 5 officers, and 6 directors participated in the 2010 Plan, and no consultants or advisors participated in the 2010 Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending upon individual circumstances.

Section 409A of the Code.    Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the board of directors, the Amended Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted non-qualified stock options under the Amended Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an incentive stock option under Section 422 of the Code or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes. Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.    For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. The grantee may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing a valid election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be generally taxable as capital gains or losses.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation rights, the fair market value of the shares of common stock received, determined on the date of exercise of the stock appreciation rights, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards.    The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents.    The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

RSUs.    The grantee generally will not realize taxable income at the time of the grant of the RSU, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares of common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed on the grantee under Section 409A of the Code, and certain interest penalties may apply.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by the Company for federal income tax purposes. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) included a performance-based compensation exception to the $1 million deduction limit, whereby compensation that satisfied the requirements of the performance-based compensation exception was deductible by the Company. The Tax Cuts and Jobs Act amended Section 162(m) to remove the performance-based compensation exception. Based on this removal, there is no longer an exception to the $1 million deduction limit, and the Section 162(m) performance-based compensation exception requirements are no longer applicable. As a result, the Amended Plan removes references to Section 162(m), including a list of specific performance goals, a limit that applied under the 2010 Plan on the maximum number of shares that can be subject to awards granted to an individual participant in any calendar year and certain related provisions.

Plan Benefits under the Amended Plan

The awards, if any, that will be made to eligible participants under the Amended Plan are subject to the discretion of the board of directors, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, directors and consultants under the Amended Plan. Therefore, the New Benefits Table is not provided.

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers and certain groups, information regarding outstanding stock options under the 2010 Plan as of March 3, 2021:

Name and Position	Number of Options Outstanding	Weighted-Average Exercise Price
Joseph Flanagan, President and Chief Executive Officer	1,914,167	$2.63
Rachel Wilson, Chief Financial Officer and Treasurer	0	—
Richard Evans, Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller	247,085	$2.66
Gary Long, Executive Vice President and Chief Commercial Officer	231,855	$3.75
All current executive officers as a group (5 persons)	2,217,034	$2.75
All current directors who are not executive officers as a group (9 persons)	905,554	$4.31
All employees, including all current officers who are not executive officers, as a group	4,616,041	$2.98

The following table summarizes information about the securities authorized for issuance under our equity compensation plans as of March 3, 2021:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by stockholders (1)	13,016,319	$3.19	4,997,606
Equity compensation plans not approved by stockholders (2)	200,000	$9.56	—
Total	13,216,319		4,997,606

(1) Includes 5,521,595 outstanding stock options, 2,098,010 RSUs, and 5,396,714 PBRSUs awarded under the 2010 Plan. The number of shares included for PBRSUs represents the maximum shares that could vest. Since the RSUs and PBRSUs have no exercise price, they are not included in the weighted-average exercise price calculation in column b.
(2) Represents stock option inducement grants made pursuant to the NYSE inducement grant rules.

Vote Required

Adoption of the Amended Plan requires approval by the affirmative vote of a majority of the votes cast.

Our board of directors recommends that you vote FOR approval of the adoption of the Third Amended and Restated 2010 Stock Incentive Plan.

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